           [FORM OF FACE OF FIXED RATE REGISTERED NOTE]

                        Fixed Rate Note

REGISTERED                                   REGISTERED
No. FXR                                      [PRINCIPAL AMOUNT]

                                                       CUSIP: *

            Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.1

IF APPLICABLE, THE "AMOUNT OF OID", THE "ORIGINAL ISSUE DATE", THE "YIELD TO MATURITY", AS WELL AS THE METHOD USED TO DETERMINE THE YIELD TO MATURITY WHERE THERE IS A SHORT ACCRUAL PERIOD AND THE AMOUNT OF OID ALLOCABLE TO SUCH SHORT ACCRUAL PERIOD WILL BE SET FORTH BELOW. THE CALCULATION OF THE AMOUNT OF OID UPON (A) OPTIONAL REDEMPTION OR (B) DECLARATION OF ACCELERATION IS DISCUSSED ON THE REVERSE HEREOF.

                             TYSON FOODS, INC.
                             MEDIUM-TERM NOTE
                               (Fixed Rate)

ORIGINAL ISSUE DATE:  INITIAL REDEMPTION  DATE:  APPLICABILITY OF MODIFIED
                                                 PAYMENT
                                                   UPON ACCELERATION:
MATURITY DATE:        INITIAL REDEMPTION         If yes, state Issue Price:
                      PERCENTAGE:
INTEREST PAYMENT      INTEREST PAYMENT PERIOD:   APPLICABILITY OF ANNUAL
DATE(S):                                         REDEMPTION
                                                   PERCENTAGE INCREASE:
SPECIFIED CURRENCY:   APPLICABILITY OF ANNUAL    If yes, state each
                        REDEMPTION PERCENTAGE    redemption date
                        REDUCTION:                 and redemption price:
OPTIONAL REPAYMENT    If yes, state Annual       INITIAL ACCRUAL PERIOD OID
DATE(S):              Percentage Reduction:        (computed under the
                                                 Approximate method):
INTEREST ACCRUAL      YIELD TO MATURITY:
DATE:


           Tyson Foods, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to ______________________ or registered assignees, the principal sum of ______________________ on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually, or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.

           Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent as the Company may determine maintained for that purpose in the Borough of Manhattan, The City of New York (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine.

           Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 days prior to an Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

          The Specified Currency indicated on the face hereof shall be U.S. dollars. Payment of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest, other than interest due at maturity (or any redemption or repayment date) will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $5,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds to an account maintained by the holder of this Note if appropriate wire transfer instructions in writing have been received by the Paying Agent not less than 10 days prior to the applicable Interest Payment Date.

           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.
           IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

DATED:                                      TYSON FOODS, INC.



                         By:_________________________________
                                              Title:


                         By:_________________________________
                                              Title:
[SEAL]


Attest:


By:_________________________________________
    Title:



CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to
in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, N.A.,
  as Trustee and Authenticating Agent


By:_________________________________________
      Authorized Officer

                         [FORM OF REVERSE OF NOTE]


           This Note is one of a duly authorized issue of Medium-Term Notes having maturities from nine months to 30 years from the date of issue (the "Notes") of the Company. The Notes are issuable under an indenture, dated as of June 1, 1995 (the "Indenture") between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Chase Manhattan Bank, N.A. has been appointed Authenticating Agent and Exchange Rate Agent (the "Authenticating Agent" and "Exchange Rate Agent", respectively, which terms include any successor authenticating agent or exchange rate agent, as the case may be) with respect to the Notes, and The Chase Manhattan Bank, N.A. at its corporate trust office in The City of New York has been appointed the registrar and as a Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

           This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

           Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Maturity Date. If the face of this Note indicates that this Note is subject to (i) "Annual Redemption Percentage Reduction" or (ii) "Annual Redemption Percentage Increase", then this Note may be redeemed in whole or in part at the option of the Company on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction", the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date specified above by the Annual Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof. If this Note is subject to "Annual Redemption Percentage Increase", the amount of original issue discount allocable to such short accrual period is the Amortized Amount. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 days nor more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the presentation and cancellation hereof.

           Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein.

On  any Optional Repayment Date, this Note will be repayable in whole or in part in increments of 1,000 units of the Specified Currency indicated on the face hereof (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Paying Agent in the Borough of Manhattan, The City of New York, at least 30 days but not more than 60 days prior to the repayment, (i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States which must set forth the name of the holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, that such telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the NASD or a commercial bank or trust company in the United States shall only be effective if in such case, this Note and form duly completed are received by the Company by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon cancellation hereof.

           Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

           In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

           This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

          This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of 100,000 units of the Specified Currency indicated on the face hereof or any integral multiple of 1,000 units of such Specified Currency in excess thereof.

           The Chase Manhattan Bank, N.A. has been appointed registrar for the Notes (the "Registrar," which term includes any successor registrar appointed by the Company), and the Registrar will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form approved by the Registrar and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions for an equal aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required to register the transfer of or exchange any Note that has been called for redemption in whole or in part, or as to which the holder thereof has elected to cause such Note to be repaid in whole or in part, except the unredeemed or unpaid portion of Notes being redeemed or repaid in part, or to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form approved by the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

           In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Registrar and the Company that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

          The Indenture provides that if an Event of Default (as defined in the Indenture) with respect to any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of such series then outstanding under the Indenture, by notice in writing to the Company (and to the Trustee if given by securityholders of such series), may declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of such series then outstanding.

           If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the Issue Price specified on the face hereof plus the Amortized Amount, (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and
(iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

           The Indenture permits the Company, when authorized by resolution of the Board of Directors, and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the notes of each series (all such series voting as one class) affected by such supplemental indenture at the time outstanding, including the series of
Medium-Term Notes of which this note forms a part, to enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the notes of each such series or the coupons appertaining to such notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any note, or reduce the rate or extend the time of payment of interest, if any, thereon, or reduce the principal amount or premium, if any, thereof, or make the principal thereof or premium, if any, or interest, if any, thereon payable in any coin or currency other than that provided in any note, or reduce the amount of the principal of an Original Issue Discount note that would be due and payable upon an acceleration of the maturity thereof or adversely affect the right of repayment, if any, at the option of the holder without the consent of the holder of each note so affected, or (ii) reduce the aforesaid percentage of notes of any series, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each note so affected. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of notes, or which modifies the rights of the holders of notes of such series or of coupons appertaining to such notes with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of notes of any other series or of coupons appertaining to such notes.


          So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

           With respect to moneys paid by the Company and held by the Trustee or any Paying Agent for the payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of three years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Company and any person claiming such moneys shall thereafter look only to the Company for payment thereof and (ii) such moneys shall be so repaid to the Company. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Company may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

           No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered holder of this Note.

           Prior to due presentment of this Note for registration of transfer, the Company or any agent of the Company, the Registrar or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

           No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          As used herein:

           (a) the term "Amortized Amount" is equal to the original issue discount amortized from the Original Issue Date to the date of redemption or declaration, as the case may be, which amortization shall be calculated using the "constant yield method" (computed in accordance with the rules under the Internal Revenue Code of 1986, as amended, and the regulations thereunder, in effect on the date of redemption or declaration, as the case may be);

           (b) the term "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York;

           (c) the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

           (d) all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.


                         ABBREVIATIONS


           The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM-as tenants in common
     TEN ENT-as tenants by the entireties
     JT TEN-as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT-. . . . . .Custodian
                         (Cust)                   (Minor)

     Under Uniform Gifts to Minors Act
                                                (State)

      Additional  abbreviations may also be used though not  in  the  above list.
                        _______________

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]

_______________________________________

___________________________________________________________________________
[PLEASE  PRINT  OR  TYPE  NAME AND ADDRESS  INCLUDING  ZIP  CODE,  OF
ASSIGNEE]

___________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

___________________________________________________________________________
such person attorney to transfer such Note on the books of the Company, with full power

___________________________________________________________________________
of substitution in the premises.

Dated:_____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.



                   OPTION TO ELECT REPAYMENT


The undersigned hereby irrevocably request(s) the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at


___________________________________________________________________________
       (Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of 1,000 units of the Specified Currency indicated on the face hereof) which the
holder   elects   to  have  repaid:                 ;   and   specify   the
denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):


____________________________


Dated:______________________
                                 ____________________________________
                                 ____________________________________
                                 NOTICE:    The  signature   on   this
                                 Option   to   Elect  Repayment   must
                                 correspond  with the name as  written
                                 upon   the   face   of   the   within
                                 instrument    in   every   particular
                                 without alteration or enlargement.


_______________________________
*   Applies only if this Note is a Registered Global Security.









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